EXHIBIT 10.67

                               THIRD AMENDMENT TO
                               ------------------
               SECOND AMENDED AND RESTATED 1992 STOCK OPTION PLAN
               --------------------------------------------------

     This Third Amendment to the Second Amended and Restated 1992 Stock Option Plan (this "Amendment") is executed by Triton Energy Limited, a Cayman Islands company ("Triton"), effective as of May 11, 1999.

                                R E C I T A L S:
                                ---------------

     A. Triton has adopted the Second Amended and Restated 1992 Stock Option Plan (the "Plan"), and amended and restated the Plan effective as of April 9, 1996; and

     B. In accordance with the terms of the Plan, the Board of Directors has adopted certain amendments to the Plan effective as of May 11, 1999.

     NOW, THEREFORE, in accordance with the terms of the Plan, the Plan is amended in the following respects:

1. The definition of "Change in Control", contained in Section 1.5 of the Plan, is amended to read in its entirety as follows:

" 'Change in Control' means the occurrence of any of the following events: (i) there shall be consummated (x) any consolidation, amalgamation, merger or other form of business combination of the Company, or to which the Company is a party, in which (I) the Company is not the continuing or surviving corporation or (II) where the Company is the continuing or surviving corporation, the Company's Ordinary Shares would be converted into cash, securities or other property, or the holders of the Company's Ordinary Shares immediately prior to the consolidation, amalgamation, merger or other form of business combination would represent less than a majority of the common stock or ordinary shares of the surviving corporation immediately after the consolidation, amalgamation, merger or other form of business combination, or (y) any sale, lease, exchange or other transfer (excluding transfer by way of pledge or hypothecation), in one transaction or a series of related transactions, of all, or substantially all, of the assets of the Company, (ii) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company, (iii) any 'person' (as such term is defined in Section 3(a)(9) or Section 13(d)(3) under the Securities Exchange Act of 1934, as amended (the '1934 Act')) or any 'group' (as such term is used in Rule 13d-5 promulgated under the 1934 Act), other than the Company or any successor of the Company or any subsidiary of the Company or any employee benefit plan of the Company or any subsidiary (including such plan's trustee), becomes, without the prior approval of the Board of Directors of the Company (the 'Board'), a beneficial owner for purposes of Rule 13d-3 promulgated under the 1934 Act, directly or indirectly, of securities of the Company representing 25.0% or more of the Company's then outstanding securities having the right to vote in the election of Directors of the Company, or (iv) during any period of two consecutive years, individuals who, at the beginning of such period constituted the entire Board (the 'Incumbent Directors'), cease for any reason (other than death) to constitute a majority of the Directors of the Company, unless the election, or the nomination for election, by the Company's shareholders, of each new Director of the Company was approved by a vote of at least two-thirds of the Incumbent Directors (so long as such new Director was not nominated by a person who expressed an intent to effect a change in control of the Company or engage in a proxy or other control contest) in which case such new Director shall be considered an Incumbent Director."

     2. Except as amended by the provisions of this Amendment, all other provisions of the Plan remain in full force and effect.

     IN WITNESS WHEREOF, Triton has caused this Amendment to be executed by its duly authorized officer effective as of the date and year first above written.


                              TRITON  ENERGY  LIMITED




                              By:_________________________________
                                 A.E. Turner, III, Senior Vice  President and
                                 Chief Operating  Officer